EXHIBIT 21

                              List of Subsidiaries

The following sets forth the subsidiaries of the Registrant and their respective states of incorporation or organization:


                           Name                                   State

American Office Park Properties, TPGP, Inc.                     California
PSBP QRS, Inc.                                                  California
Hernmore, Inc.                                                   Maryland
AOPP Acquisition Corp. Two                                      California
Tenant Advantage, Inc.                                          California
PS Business Parks, L.P.                                         California
TPLP Office Park Properties                                       Texas
PSBP Northpointe D, L.L.C.                                       Virginia
PSBP Monroe, L.L.C.                                              Virginia
Monroe Parkway, L.L.C.                                           Virginia
Metro Park I, L.L.C.                                             Delaware
Metro Park II, L.L.C.                                            Delaware
Metro Park III, L.L.C.                                           Delaware
Metro Park IV, L.L.C.                                            Delaware
Metro Park V, L.L.C.                                             Delaware